UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

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M-tron Industries, Inc.

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Mtron™

2025

Notice of Annual Meeting of Stockholders and Proxy Statement

M-tron Industries, Inc.
2525 Shader Road

Orlando, Florida 32804

NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2025

April 30, 2025

To the Stockholders of M-tron Industries, Inc.:

The 2025 Annual Meeting of Stockholders (the "Annual Meeting") of M-tron Industries, Inc., a Delaware corporation ("Mtron," the "Company," "we," "our," or "us"), will be held on Tuesday, June 10, 2025, at 10:00 a.m. Eastern Time, at the Harvard Club, located at 35 West 44th Street, New York, New York 10036, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect seven (7) Director Nominees to serve until the 2026 Annual Meeting of Stockholders;
2.	To approve, on an advisory basis, the compensation of the Company's Named Executive Officers;
3.	To ratify the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 15, 2025 are entitled to receive notice of, and to vote at, the Annual Meeting. You will be able to vote and submit your questions during the Annual Meeting. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com.

This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, proxy card or a voting instruction card, and Mtron's 2024 Annual Report on Form 10-K will be made available to stockholders on or about April 30, 2025.

Your vote is extremely important, regardless of the number of shares that you own. Whether or not you plan to attend the Annual Meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

By Order of the Board of Directors,

/s/ Bel Lazar
Bel Lazar
Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the M-tron Industries, Inc. Annual Meeting of Stockholders to be Held on June 10, 2025: The Notice of the 2025 Annual Meeting of Stockholders and Proxy Statement, as well as Mtron's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the "2024 Annual Report"), are available at ir.mtron.com/financials/proxy. You may obtain instructions on how to attend the Annual Meeting by calling (407) 587-2274. References in either document to our website are for the convenience of readers, and information available at or through the website is not a part of, nor is it incorporated by reference in, the Proxy Statement or 2024 Annual Report.

Cautionary Note Concerning Forward-Looking Statements

This document contains information that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Such statements include, in particular, statements about the Company's beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "target," "goal" and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Therefore, such statements are not intended to be a guarantee of the Company's performance in future periods. The Company's actual future results may differ materially from those set forth in the Company's forward-looking statements. For information concerning these factors and related matters, see "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the "Annual Report"), filed with the Securities and Exchange Commission ("SEC") on March 27, 2025, and those described from time to time in our future reports filed with the SEC. However, other factors besides those referenced could adversely affect the Company's results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by the Company herein speak as of the date of this Proxy Statement. The Company does not undertake to update any forward-looking statement, except as required by law. As a result, you should not place undue reliance on these forward-looking statements.

PROXY SUMMARY

This summary highlights certain information contained elsewhere in our definitive proxy statement (the "Proxy Statement"). You should read the entire Proxy Statement carefully before voting.

Unless the context otherwise requires, in this Proxy Statement, we use the terms "Mtron," the "Company," "we," "our," and "us" to refer to M-tron Industries, Inc. and its subsidiaries.

Solicitation

This Proxy Statement is furnished by the Board of Directors (the "Board") of Mtron in connection with the solicitation of proxies for use at the 2025 Annual Meeting of Stockholders to be held on Tuesday, June 10, 2025, at 10:00 a.m. Eastern Time, at the Harvard Club, located at 35 West 44th Street, New York, New York 10036, and any adjournments or postponements thereof. This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, proxy card or a voting instruction card, and Mtron's 2024 Annual Report will be mailed to stockholders on or about April 30, 2025. The 2024 Annual Report is also available at ir.mtron.com/financials/proxy. However, the 2024 Annual Report is not to be regarded as part of the proxy soliciting material. The Board is soliciting your proxy in an effort to give all stockholders of record the opportunity to vote on matters that will be presented at the 2025 Annual Meeting.

Annual Meeting of Stockholders

Date	Time	Location	Record Date
Tuesday, June 10, 2025	10:00 a.m. Eastern Time	Harvard Club 35 West 44th Street New York, NY 10036	April 15, 2025

Stockholder Voting Matters

Proposal	Matter	Board Recommendation	Page Reference
Proposal 1	Election of Directors	FOR each Director Nominee	5

Proposal 2	Advisory Vote to Approve Executive Compensation	FOR approval	15

Proposal 3	Ratification of PKF O'Connor Davies, LLP as our Independent Registered Public Accounting Firm	FOR approval	24

General Information	Executive Officers ^
Stock Symbol: MPTI	CAMERON PFORR (1) Interim Chief Executive Officer and Chief Financial Officer
Exchange: NYSE American LLC ("NYSE American")
Shares Outstanding (as of the record date): 2,915,189	WILLIAM A. DRAFTS President
Transfer Agent: Computershare Trust Company, N.A.
Corporate Website: ir.mtron.com	LINDA M. BILES Executive Vice President - Finance

(^)	As of April 15, 2025
(1)	Mr. Pforr was appointed Chief Financial Officer on October 3, 2024 and Interim Chief Executive Officer on February 17, 2025

CORPORATE GOVERNANCE

Proposal 1	Election of Directors

Our stockholders are being asked to elect seven (7) director nominees (each a "Director Nominee"). Each Director Nominee shall serve for a one-year term, until the next annual meeting of stockholders, or until his or her successor is duly elected and qualified, or until such person's earlier death, resignation or removal. All Director Nominees were elected to serve at the 2024 Annual Meeting of Stockholders.

Except where authority to vote for a Director Nominee has been withheld, it is intended that the proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand. Management has no reason to expect that any of the Director Nominees will not stand for election.

Background information on the Direction Nominees as of March 31, 2025, including certain of the attributes that led to their selection, appears below. The Board and the Nominating Committee has determined that each director meets the qualification standards described below under "M-tron Industries, Inc. Board of Directors - Director Nominations." Additionally, the Board believes that the experience, attributes, and skills of any single director should not be viewed in isolation, but rather in the context of the experience, attributes, and skills that all Director Nominees bring to the Board as a whole, each of which contributes to an effective Board.

Vote Required

The election of directors at the Annual Meeting is an uncontested election. Each Director Nominee receiving a plurality of the affirmative ("FOR") votes cast will be elected. You may withhold votes from any or all Director Nominees. Broker non-votes are not considered votes cast or shares entitled to vote with respect to such matter and therefore will have no effect on the outcome of Proposal 1.

Board Recommendation	✔	The Board of Directors unanimously recommends that our stockholders vote FOR the election of the Director Nominees described below under "Director Nominees."

M-tron Industries, Inc. Board of Directors

Board Overview

Our Board is currently comprised of seven (7) individuals selected based on numerous criteria such as high professional ethics and values, relevant management and/or manufacturing experience, and a commitment to enhancing stockholder value.

Age	Race/Ethnicity

Board Skills, Experiences, and Qualifications

The Director Nominees bring a variety of skills, qualifications, backgrounds, and experiences, and collectively possess skill sets that are directly relevant to the Company's business and strategic objectives. The Board believes that the Director Nominees' breadth of experience and mix of attributes promote a well-functioning, highly qualified Board to provide guidance and effective oversight.

The Director Nominees have significant skills and experience in the following areas:

Director Nominees

Biographical summaries and ages of our directors and nominees, and the experiences and skills that led to the conclusion that such persons should serve as directors, are set forth in the table below. Information with respect to the shares of common stock beneficially owned by each of our directors and nominees is set forth in the section titled "Ownership of Certain Beneficial Owners and Management" on page 29. All such information has been furnished to us by our directors and nominees. There are no arrangements or understandings between any of our directors and any third person pursuant to which a director was selected to serve on the Board. There are no family relationships between any of our directors, or between any of our directors and officers.

IVAN ARTEAGA, Independent

Age	Director Since	Committees	Other Current and Former Public Company Directorships	Skills, Experiences, and Qualifications
56	2022	None	The LGL Group, Inc. (2019 - 2022)	Financial Expertise
				CEO Experience
				Governance

Career Highlights

Mr. Arteaga currently serves as Director of Brick Skirt Holdings, Inc. (2014 to present), an owner of rural local exchange carrier DFT Communications; Managing Member of Arteaga Investment Management Group, LLC (2008 to present), a registered investment advisor; Portfolio Manager of Arteaga Global Partners LP (2007 to present), a global equity investment partnership; and Managing Member and Chief Investment Officer of Arteaga Capital Management, LLC (2006 to present), an investment manager to alternative global investment funds and provider of equity research services. Previously, Mr. Arteaga served as Chief Financial Officer and Interim Chief Executive Officer of The LGL Group, Inc. (2022 to 2023 and 2020 to 2021, respectively), a holding company engaged in services, merchant investment, and manufacturing business activities; Portfolio Manager of GAMCO Investors, Inc. (1994 to 2006), a diversified asset manager and financial services company; and Vice President - Equity Research (1992 to 2002), a provider of institutional research and broker services.

Mr. Arteaga holds a Bachelor of Science in Accounting from Boston College and a Master of Business Administration from Columbia University's School of Business.

MARC GABELLI, Special Advisor to the Chairman

Age	Director Since	Committees	Other Current and Former Public Company Directorships	Skills, Experiences, and Qualifications
57	2022	None	Teton Advisors, Inc. (2019 - Present)	Financial Expertise
			LICT Corporation (2019 - Present)	CEO Experience
			Associated Capital Group, Inc. (2017 - Present)	Manufacturing Industry
			Gabelli Merger Plus+ Trust Plc (2017 - Present)	Mergers and Acquisitions
			The LGL Group, Inc. (2004 - Present)	Governance
LGL Systems Acquisition Corp. (2019 - 2021)

Career Highlights

Mr. Gabelli currently serves as Interim Chief Executive Officer of Teton Advisors, Inc. (2024 to present), a mutual fund manager; Chief Executive Officer of The LGL Group Inc. (2025 to present), a holding company engaged in services, merchant investment, and manufacturing business activities; President and Managing Director, and a Board member of GGCP, Inc. and subsidiaries (1999 to present and 1994 to present, respectively), an investment management firm with financial services subsidiaries; and President, Chief Executive Officer, and Portfolio Manager of Gabelli Securities International Ltd. (1994 to present), a manager of hedge fund portfolios. Previously, Mr. Gabelli served as Co-Chief Executive Officer of The LGL Group, Inc. (2022 to 2025); Chief Executive Officer of LGL Systems Acquisition Corp. (2019 to 2021), a special purpose acquisition company; and President of Associated Capital Group, Inc. (2015 to 2016), an asset management firm.

Mr. Gabelli holds a Bachelor of Arts in Economics from Boston College, a Master of Liberal Arts in Government from Harvard University, and a Master of Business Administration from the Massachusetts Institute of Technology.

DAVID M. GOLDMAN, Independent

Age	Director Since	Committees	Other Current and Former Public Company Directorships	Skills, Experiences, and Qualifications
51	2022	None	Teton Advisors, Inc. (2021 - 2022)	Financial Expertise
				Mergers and Acquisitions
				Governance

Career Highlights

Mr. Goldman currently serves as General Counsel of Associated Capital Group, Inc. (2021 to present) and General Counsel and Senior Vice President - Business Development of GAMCO Asset Management, Inc. (2011 to present), an institutional and private wealth management company. Previously, Mr. Goldman held various senior legal, compliance and business roles at Deutsche Asset Management, Inc. (1998 to 2011), the asset management division of Deutsche Bank. Mr. Goldman also serves on the Board of Advisors of the Earl Monroe New Renaissance Basketball School in the Bronx, New York and an Adjunct Professor of Law at Fordham University School of Law.

Mr. Goldman holds a Bachelor of Science in Accounting from Indiana University - Bloomington, a Master of Laws from Georgetown University School of Law, and a Juris Doctor from the University of Maryland School of Law.

ROBERT (ROB) V. LAPENTA, JR., Independent

Age	Director Since	Committees	Other Current and Former Public Company Directorships	Skills, Experiences, and Qualifications
56	2022	Audit (Chair)	IronNet, Inc. (2021 - 2023)	Financial Expertise
		Compensation	The LGL Group, Inc. (2020 - 2021)	Governance
		Corporate Governance	TherapeuticsMD, Inc. (2012 - 2020)
		Nominating	Revolution Lighting Technologies, Inc. (2012 - 2016)

Career Highlights

Mr. LaPenta currently serves as Partner of Aston Capital Management (2011 to present), an alternative asset management firm of the LaPenta family office focusing on direct and co-investments. Previously, Mr. LaPenta served as Vice President - Mergers and Acquisitions and Corporate Strategy of L-1 Identity Solutions, Inc. (2007 to 2011), a provider of technology, products, systems and solutions, and services to the U.S. Government; Managing Director and Co-Head of Equity Trading at Bank of American Securities, LLC (1994 to 2007), an investment bank; and Senior Associate at Coopers and Lybrand LLP (1991 to 1994), a professional services firm. Additionally, Mr. LaPenta currently sits on the Audit Committee of the St. David's School New York City and was a Board Observer of ARKA.

Mr. LaPenta holds a Bachelor of Arts in Accounting and Finance from Boston College.

BEL LAZAR, Chairman

Age	Director Since	Committees	Other Current and Former Public Company Directorships	Skills, Experiences, and Qualifications
64	2022	Audit	The LGL Group, Inc. (2019 - 2022)	Aerospace and Defense Industry
		Compensation (Chair)		CEO Experience
		Corporate Governance		Manufacturing Industry
		Nominating		Mergers and Acquisitions
Governance

Career Highlights

Mr. Lazar currently serves as Chief Executive Officer of EPC Space LLC (2020 to present), a high reliability wide-gap power management technology company and Chief Operations Officer and a member of the Board of Directors of Efficient Power Conversion Corporation (2015 to present), a leading provider of gallium nitride ("GaN")-based power management technology. Previously, Mr. Lazar served as President and Chief Executive Officer of Spectrum Control (formerly API Technologies Corp.) (2012 to 2015), a manufacturer of reliable, high-performance technologies for powering and conditioning radio frequency and microwave signals; Senior Vice President - Operations of Microsemi Corporation (2008 to 2011), a provider of semiconductor and system solutions for aerospace and defense, communications, data center and industrial markets; and Vice President and General Manager of Aerospace and Defense at Infineon Technologies AG (formerly International Rectifier) (2003 to 2008), a semiconductor manufacturing company.

Mr. Lazar holds a Bachelor of Science in Engineering from the California State University, Northridge, a Master of Science in Computer Engineering from the University of Southern California, and a Juris Doctor from Southwestern University School of Law.

JOHN S. MEGA, Lead Independent Director

Age	Director Since	Committees	Other Current and Former Public Company Directorships	Skills, Experiences, and Qualifications
72	2022	Audit	The LGL Group, Inc. (2020 - 2022)	Aerospace and Defense Industry
		Compensation		Manufacturing Industry
		Corporate Governance (Chair)		Governance
Nominating (Chair)

Career Highlights

Mr. Mega served as President of LGL Systems Acquisition Corp. (2019 to 2021). Additionally, Mr. Mega was an original founding member of L3 Technologies, which merged with Harris Technologies to become L3Harris Technologies, Inc. (NYSE: LHX). Mr. Mega built and managed several divisions at L3 since its formation in 1997 after spinning off from Lockheed Martin. Prior to his retirement in 2018, he was a corporate Senior Vice President and President of L3’s Communication Systems, one of the four L3 major business segments. Earlier in his career, he had been President of L3’s Microwave Group, President of Narda Microwave, President of Logimetrics, Inc., Chief Financial Officer and Vice President - Tactical Defense Systems of Lockheed Martin Corp.; Group Controller at Loral Corp. and a principal at Raytheon Company (NYSE: RTN).

HENDI SUSANTO, Independent

Age	Director Since	Committees	Other Current and Former Public Company Directorships	Skills, Experiences, and Qualifications
51	2022	None	The LGL Group, Inc. (2016 - 2020)	Financial Expertise
				Mergers and Acquisitions
				Governance

Career Highlights

Mr. Susanto currently serves as Senior Vice President and a Portfolio Manager of GAMCO Investors, Inc. and subsidiaries (2015 to present), a diversified asset manager and financial services company. Previously, Mr. Susanto served as an analyst of GAMCO Investors, Inc. (2007 to 2015); an analyst at Silicon Laboratories (2002 to 2005), a fabless global technology company that designs and manufactures semiconductors and other silicon devices and software; and a supply chain management consultation in the technology sector at JDA Software Group (1998 to 2002), a supply chain management company. With deep expertise at the intersection of finance and technology, Mr. Susanto specializes in portfolio management, equity research, due diligence, conducting comprehensive analyses of growth opportunities, technology companies, end-markets, and M&A transactions.

Mr. Susanto holds a Bachelor of Science in Chemical Engineering from the University of Minnesota, a Master of Science in Chemical Engineering from the Massachusetts Institute of Technology, and a Master of Business Administration from The Wharton School at the University of Pennsylvania.

Individual Board Skills Matrix

The matrix below represents some of the key experiences, attributes, and skills that the Board has identified as particularly valuable to the oversight of the Company and illustrates how the Director Nominees individually and collectively represent them. The matrix below is a high level summary which highlights certain of the Director Nominees' skills, qualifications, and experiences and is not intended to be an exhaustive list of each Director Nominee's contributions to the Board.

Experience, Expertise or Attributes	Arteaga	Gabelli	Goldman	LaPenta, Jr.	Lazar	Mega	Susanto
Aerospace and Defense Industry Aerospace and defense industry experience assists our Board in understanding how product development supports strategic developments in the industry.					✔	✔
Financial Expertise Financial expertise assists our Board in overseeing our financial statements, capital structure, and internal controls.	✔	✔	✔	✔			✔

CEO Experience

CEO experience brings leadership qualifications and skills that help our Board to advise, support, and oversee our management team, including executing our strategy to deliver long-term value.

	✔	✔			✔
Manufacturing Industry Manufacturing industry experience brings a deep understanding of the factors affecting the industry, operations, and strategic goals.		✔			✔	✔
Mergers & Acquisitions Mergers and acquisitions experience assists our Board in identifying the correct target companies to grow our businesses.		✔	✔		✔		✔
Governance Public company board experience provides insight into new and best practices which informs our corporate governance.	✔	✔	✔	✔	✔	✔	✔

Director Nominations

In evaluating and determining whether to nominate a candidate for a position on the Board, the Nominating Committee utilizes a variety of methods and considers criteria such as high professional ethics and values, relevant management and/or manufacturing experience and a commitment to enhancing stockholder value. Candidates may be brought to the attention of the Nominating Committee by current Board members, stockholders, officers or other persons. The Nominating Committee will review all candidates in the same manner regardless of the source of the recommendation.

The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating Committee strives to nominate director candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s businesses.

The Nominating Committee also considers stockholder recommendations for director nominees that are properly received in accordance with the Company’s Bylaws and applicable rules and regulations of the SEC. In order to validly nominate a candidate for election or reelection as a director, stockholders must give timely notice of such nomination in writing to the Corporate Secretary and include, as to each person whom the stockholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the other rules and regulations under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). For more information on director candidate nominations by stockholders, see "Stockholder Proposals" herein.

Director Independence

Pursuant to NYSE American rules, in order for a director to qualify as "independent," the Board of Director must affirmatively determine that the director has no material relationship with the Company that would impair the director's independence. Additionally, NYSE American rules require that a majority of the members of a listed company's board of directors must qualify as "independent." The Board has determined that Messrs. Arteaga, Goldman, LaPenta, Lazar, Mega, and Susanto are independent within the meaning of NYSE American rules.

Board Structure and Responsibilities

The Board is currently comprised of six independent directors and one director (Mr. Gabelli) who is not independent under the NYSE American listing rules. During 2024, there were 9 meetings of the Board and all of our directors attended at least 75 percent of the total number of meetings of the Board and committees on which he served. Although there is no formal policy, all directors are encouraged to attend each annual meeting of stockholders. All directors standing for election attended the 2024 Annual Meeting.

Board Leadership Structure

Mtron's governing documents provide the Board with flexibility to select the appropriate leadership structure of the Company. The Board does not have a policy about whether the roles of Chairman of the Board and CEO should be separate or combined. Mr. Lazar currently serves as Chairman of the Board and Mr. Gabelli serves as Advisor to the Chairman, each of whom equally split the retainer for Chairman of the Board, and Mr. Pforr serves as our Interim Chief Executive Officer. We believe separation of these roles allows Mr. Pforr to focus on managing the Company's business and operations and allows Messrs. Lazar and Gabelli to focus on Board matters, which we believe is especially important in light of the high level of regulation and scrutiny of a public company board. Additionally, we believe the separation of these roles contributes to the independence of the Board in its oversight role and in assessing the performance of our Interim Chief Executive Officer and management generally.

Board Committees

The Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance Committee, and a Nominating Committee. Each standing committee has a written charter and all such charters are available on the Company's website at ir.mtron.com/governance/governance-documents. Each charter is reviewed annually by the respective committee. Under those charters, each committee has the authority to retain independent advisors to assist in the performance of their respective responsibilities.

The tables below reflect the current membership and the number of meetings held in 2024 for each committee. Messrs. Arteaga, Ferrantino, Gabelli, Goldman, and Susanto did not serve on any committee during 2024.

Audit Committee

Members	Roles and Responsibilities
Robert V. LaPenta Jr., Chair	The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations with respect to:
Bel Lazar	•	Matters involving the Company's accounting, auditing, financial reporting, and internal controls;
John S. Mega	•	Overseeing the Company's financial policies and activities;
	•	Matters involving information security (including risks related to cybersecurity) and data protection;
	•	Oversight of the qualifications, independence and performance of Mtron's independent registered public accounting firm, including responsibility for the appointment, compensation, retention and oversight of the firm's work;
	•	Oversight of the performance of Mtron's internal audit function; and
	•	Matters involving related parties.

Meetings in 2024
4

The Board has determined that (i) each member of the Audit Committee meets all independence and financial literacy requirements applicable to audit committees under the NYSE American listing standards and applicable regulations adopted by the SEC and (ii) Mr. LaPenta qualifies as an "audit committee financial expert" as that term is defined in the SEC's rules.

Compensation Committee

Members	Roles and Responsibilities
Bel Lazar, Chair Robert V. LaPenta Jr. John S. Mega	The Compensation Committee discharges the Board's responsibilities regarding executive and director compensation, and its duties including the following:
	•	Evaluating the performance of the Chief Executive Officer;
	•	Reviewing and approving the compensation of each executive officer;
	•	Granting equity incentive awards under the 2022 Incentive Plan;
	•	Assisting the Board in establishing and implementation of an executive compensation policy that supports the Company's overall strategy and objectives that attracts and retains talent; and
	•	Making recommendations to the Board regarding the compensation of directors.

Meetings in 2024
2

The Board has determined that each member of the Compensation Committee meets all independence requirements applicable to compensation committees under the NYSE American listing standards.

Corporate Governance Committee

Members	Roles and Responsibilities
John S. Mega, Chair	The Corporate Governance Committee sets the tone for corporate governance, and its duties including the following:
Robert V. LaPenta Jr.	•	Developing and recommending to the Board a set of corporate governance guidelines and a Code of Business Conduct and Ethics;
Bel Lazar	•	Reviewing the corporate governance guidelines and Code of Business Conduct and Ethics and make recommendations to the Board, as applicable;
	•	Developing and make recommendations to the Board procedures for review, approval or ratification of related party transactions; and
	•	Reviewing related party transactions in accordance with the procedures for such transactions.

Although there were no formal meetings of the Corporate Governance Committee, its members met informally throughout the year, including with management.

The Board has determined that each member of the Corporate Governance Committee meets all independence requirements applicable to corporate governance committees under the NYSE American listing standards.

Nominating Committee

Members	Roles and Responsibilities
John S. Mega, Chair	The Nominating Committee's duties include the following:
Robert V. LaPenta Jr.	•	Establishing criteria and qualifications for Board membership, including standards for assessing independence;
Bel Lazar	•	Continuing to identify individuals qualified to become Board members and make recommendations to the Board regarding proposed changes; and
	•	Overseeing the orientation of new directors and continuing education of directors.

Meetings in 2024
1

The Board has determined that each member of the Nominating Committee meets all independence requirements applicable to nominating committees under the NYSE American listing standards.

The Board's Role in Risk Oversight

Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. We have developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company, which includes our system of internal controls over financial reporting, annual reviews conducted by our directors and officers, monitoring compliance with our Code of Conduct and Ethics policy and general liability insurance coverage. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s three principal committees, each of which examines various components of enterprise risk as part of its responsibilities. In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and other financial matters.

Communications with the Board of Directors

Interested parties, including stockholders may communicate with the Board, including the non-management directors, by sending an e-mail to ir@mtron.com or by sending a letter to the address below:

M-tron Industries, Inc.

2525 Shader Road

Orlando, Florida 32804

Attention: Executive Vice President - Finance

All such correspondence to any specific director to whom the correspondence is directed.

Director Compensation

Non-Employee Director Compensation

The following table describes the compensation structure for our Board:

$
Base Annual Retainer
Cash Retainer (1)	10,000
Restricted Stock Award (2)	15,000

Per Meeting Cash Compensation
Board Meeting (in person)	2,000
Board Meeting (telephonic)	750
Committee Meetings	750

Annual Chairman Cash Retainer (1) (3)	100,000

Annual Committee Chair Cash Retainers (1)
Audit Committee	2,000
Compensation Committee	1,000
Corporate Governance Committee	1,000
Nominating Committee	1,000
(1)	Payable in four equal installments each quarter in arrears of service for the preceding quarter
(2)	Granted on March 21, 2025 with immediate vesting
(3)

Prior to the appointment of the Advisor to the Chairman of the Board on September 20, 2023, the Chairman of the Board received an annual cash retainer of $100,000. Subsequent to the appointment of the Advisor to the Chairman of the Board, the Chairman of the Board and the Advisor to the Chairman of the Board split equally the annual cash retainer of $100,000.

The following table sets forth information with respect to compensation earned by or awarded to each non-employee director who served on the Board during the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Ivan Arteaga	16,750	15,011	31,761
Marc Gabelli	65,250	15,011	80,261
David M. Goldman	15,250	15,011	30,261
Robert V. LaPenta, Jr.	26,250	15,011	41,261
Bel Lazar	76,750	15,011	91,761
John S. Mega	26,000	15,011	41,011
Hendi Susanto	15,250	15,011	30,261
(1)

These shares were granted under the 2022 Incentive Plan and reflect the grant date fair value of restricted stock awards granted in 2024 determined in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation - Stock Compensation ("ASC 718"), based on the closing price of Mtron common stock on the date of the grant.

Hedging or Pledging of Stock

Although we have not adopted any practices or policies prohibiting hedging or pledging, we discourage our directors, executive officers, and employees from entering into hedging or pledging arrangements with respect to the Company’s securities.

Insider Trading Policy

We have adopted an insider trading policy (the "Insider Trading Policy") that governs the purchase, sale, and/or other dispositions of the Company's common stock or warrants by directors, officers, and employees. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as the exchange listing standards applicable to us. Our insider trading policies and procedures prohibit our employees, directors, officers, and consultants from trading in our securities while in possession of material non-public information, among other things. Although our Insider Trading Policy does not apply to the Company itself, it is the Company's policy to comply with all applicable securities and state laws when engaging in transactions in its own securities. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found in Exhibit 19.1 to the 2024 Annual Report.

Corporate Governance Information

We adopted a code of business conduct and ethics as part of our Code of Conduct and Ethics policy, which applies to all of our directors, officers, and employees, including our principal executive, financial and accounting officers.

Mtron's Corporate Governance Guidelines, the charters for each standing Board committee, and the Code of Conduct and Ethics policy (and any amendments to and waivers from the Code of Conduct and Ethics) are available on Mtron's website at ir.mtron.com/governance/governance-documents.

EXECUTIVE COMPENSATION

Proposal 2	Advisory Vote to Approve Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act, we are submitting to stockholders our annual "say-on-pay proposal," an advisory vote to approve the compensation of our Named Executive Officers as described in this Proxy Statement.

At our 2024 Annual Meeting, approximately 96.9% of the votes cast on the say-on-pay proposal were voted in favor of the proposal, indicating stockholder support for the compensation of our Named Executive Officers. However, we are submitting this proposal to continue to give stockholders the opportunity to express their views on the compensation of our Named Executive Officers.

In considering your vote, we invite you to review the Compensation Discussion and Analysis, including the accompanying compensation tables and narrative discussion, beginning on page 17 of this Proxy Statement. As described in the Compensation Discussion and Analysis, we believe that the Company's executive compensation programs effectively align the interests of our Named Executive Officers with those of our stockholders by linking a significant portion of their compensation to the Company's performance and by providing a competitive level of compensation designed to recruit, retain, and motivate talented executives critical to the Company's long-term success. We believe that the total compensation opportunities for our Named Executive Officers – including base salary, annual incentives, and long-term equity awards – created strong alignment between executive compensation and performance outcomes in 2024.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Board has adopted a policy of providing annual advisory approvals of the compensation of our Named Executive Officers.

Vote Required

Proposal 2 requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Board Recommendation	✔

The Board of Directors unanimously recommends that our stockholders vote FOR approval of the following resolution:

"RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers for the year ended December 31, 2024, as disclosed in the Company's Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure."

Executive Officers

The following individuals constitute our current executive officers:

Name	Position
Cameron Pforr (1)	Interim Chief Executive Officer and Chief Financial Officer
William A. Drafts	President
Linda M. Biles	Executive Vice President - Finance

(1)	Mr. Pforr was appointed Chief Financial Officer on October 3, 2024 and Interim Chief Executive Officer on February 17, 2025 following the resignation of Michael J. Ferrantino, Jr.

Biographical summaries, including age, education, and experience of our current executive officers are set forth below.

CAMERON PFORR, Interim Chief Executive Officer and Chief Financial Officer

Age	Career Highlights
60

Mr. Pforr currently serves as Interim Chief Executive Officer of M-tron Industries, Inc. (2025 to present), Chief Financial Officer of M-tron Industries, Inc. (2024 to present), and Managing Director of The LGL Group, Inc. (2024 to present). Previously, President and Chief Financial Officer of IronNet, Inc. (2023 to 2024); President and Chief Financial Officer of Fidelis Cybersecurity, Inc. (2020 to 2023); Director of Driving Dynamics Inc. (2016 to 2020); Vice President - Strategy and Corporate Development of Jenzabar, Inc. (2016 to 2020); Senior Vice President - Business and Corporate Development of Permabit, Inc. (2013 to 2016); President and Chief Financial Officer of WhipTail Technologies LLC (2011 to 2012); Managing Director of Revolution Partners LLC (2005 to 2010); Co-Founder of Mustang Capital Partners, LLC (2003 to 2005); and Director - Technology Investment Banking at Deutsche Bank Alex. Brown, Inc. (1998 to 2003).

Mr. Pforr holds a Bachelor of Science in Computer Science from the College of William and Mary, a Master of Business Administration from the Wharton School at the University of Pennsylvania, and a Master of Arts in International Studies from the University of Pennsylvania.

WILLIAM A. DRAFTS, President

Age	Career Highlights
60

Mr. Drafts currently serves as President of M-tron Industries, Inc. (2022 to present). Previously, Mr. Drafts served as President and Chief Executive Officer of M-tron Industries, Inc. (2019 to 2022); various positions, including Director - Global Product Management and Vice President - General Manager, Imaging Division, at FLIR Systems Inc. (2010 to 2019); Executive Vice President - Corporation Operations and Vice President - Operations, ICx Imaging Systems at ICx Technolgies, Inc. (2002 to 2009); Vice President - General Manager at TriQuint Semiconductor, Inc. (1999 - 2001); various positions at Sypris Solutions Inc. (1990 to 1999); and Design Engineer at Lockheed Martin Corporation (1987 - 1990).

Mr. Drafts holds a Bachelor of Science in Electrical Engineering from the University of Arizona and a Master of Science in Electrical Engineering and a Master of Business Administration from the University of Central Florida. Additionally, Mr. Drafts has eleven technical publications and holds three U.S. patents.

LINDA M. BILES, Executive Vice President - Finance

Age	Career Highlights
63

Ms. Biles currently serves as Executive Vice President - Finance of M-tron Industries, Inc. (2024 to present) and Vice President & Controller of The LGL Group, Inc. (2020 to present). Previously, Ms. Biles served as Vice President & Controller of M-tron Industries, Inc. (2007 to 2024).

Ms. Biles holds a Bachelor of Science in Accounting from Canisius College.

Compensation Discussion and Analysis

Overview

The Compensation Committee is responsible for the design and administration of the Company’s compensation policy and plans. The plans are designed to successfully implement the Company’s business strategy and create stockholder value. As a matter of policy, the Compensation Committee submits its recommendations to the full Board for approval.

Compensation Philosophy and Objectives

The Company’s compensation program emphasizes performance-based compensation promoting the achievement of short-term and long-term business objectives. This aligns our executives’ compensation with stockholder interests, while providing competitive compensation to attract, motivate and retain executives with superior skills and abilities.

Determination of Compensation Awards

The Compensation Committee recommends to the Board the compensation awards for the named executive officers based on (i) Company performance versus annual budgeted financial targets, and (ii) individual performance.

The Compensation Committee conducts an annual review of the Chief Executive Officer's performance prior to making its recommendation to the Board regarding the Chief Executive Officer’s compensation. Our Chief Executive Officer reviews the performance of our principal financial officer with the Compensation Committee and makes a recommendation to the Compensation Committee regarding the principal financial officer’s compensation. During these reviews, the Compensation Committee considers the Company’s performance in the following categories: (i) improvement in the Company’s market value; (ii) the achievement of agreed upon short- and long-term objectives; and (iii) predetermined individual goals.

Compensation Benchmarking

The Company has not retained a compensation consultant to review its policies and procedures with respect to the compensation of the named executive officers, though it may choose to do so in the future. The Compensation Committee benchmarks the compensation of the named executive officers against the median compensation paid by comparable companies determined at the time. To that end, the Compensation Committee will conduct a benchmark review as often as deemed necessary of the aggregate level of compensation of the named executive officers as well as the mix of elements used to compensate the named executive officers, taking into account input from independent members of the Board and publicly available data relating to the compensation practices and policies of comparable companies. While benchmarking may not always be appropriate as a stand-alone tool for setting the compensation of the named executive officers due to the Company’s potentially unique circumstances and objectives, the Compensation Committee generally believes that gathering such information is an important part of the Compensation Committee’s decision-making process.

Notwithstanding the foregoing, the Compensation Committee may determine that it is in the Company’s best interest to recommend total compensation packages that deviate from the Compensation Committee’s general principle of benchmarking the compensation of the named executive officers.

Elements of Compensation

Base Salary

Base salary levels for the Company’s named executive officers are designed to be competitive with those of employees with similar responsibilities working for companies of comparable size, capitalization and complexity. In determining base salaries, the Compensation Committee takes into account a variety of factors, including experience, performance, and benchmarking.

Incentive Compensation

The Company provides annual and long-term incentive compensation to its executives and managers under the Company’s Amended and Restated 2022 Incentive Plan (the "2022 Incentive Plan"), which was approved prior to the Separation by our Board on August 19, 2022. The 2022 Incentive Plan is designed to provide annual and long-term incentives for executive performance by rewarding participating executives for their contributions to profitability and stockholder value based on achieving short-term Company and individual performance goals for a given year, as well as by aligning a significant portion of compensation with the long-term interests of stockholders. Short-term Company performance goals include revenue growth, EBITDA, earnings per share and return on equity. Long-term Company performance goals include increasing the Company’s total market value. The Compensation Committee may recommend that other corporate performance measures be substituted or added (including but not limited to operating income after tax, return on capital employed and stockholder return) in order to achieve the Company’s business strategy. Individual performance goals for the Chief Executive Officer are established by the Compensation Committee and recommended to the Board for approval, while individual performance goals for our other employees are established by the Chief Executive Officer and reviewed by the Compensation Committee.

Because the Company has not granted option awards in our executive compensation program since 2022, neither the Compensation Committee nor the Board deemed it necessary or appropriate to implement policies or practices regarding the timing of option awards in relation to the disclosure of material nonpublic information. During 2024, we did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards. Generally, equity awards are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed based on equity grant dates.

M-tron Industries, Inc. 401(k) Plan

The M-tron Industries, Inc. 401(k) Plan (the "401(k) Plan"), which is subject to limitations imposed by the Internal Revenue Code of 1986, as amended, permits the Company’s employees to defer a portion of their compensation by making contributions to the 401(k) Plan and thereby obtain certain tax benefits. Participating employees also benefit from the 401(k) Plan by sharing in discretionary contributions made by the Company to the 401(k) Plan based on each employee’s contribution made in a particular year. A participant’s interest in his or her individual contributions, the Company’s contributions and earnings thereon is fully vested at all times. The 401(k) Plan’s proceeds are invested in guaranteed investment contracts or certain mutual funds, subject to the discretion of the participants.

The Named Executive Officers and all other employees over the age of 18 of the Company and certain of its subsidiaries are eligible to participate in the 401(k) Plan after having completed three months of service.

Other Benefits

The Company makes available to its named executive officers the same medical insurance, life insurance and disability benefits that are generally made available to the Company’s employees to ensure that the Company’s employees have access to basic healthcare and income protection for themselves and their family members.

Clawback Policy

The Company maintains a clawback policy that complies with the applicable listing standards of the NYSE American and Rule 10D-1 under the Exchange Act. In the event of a restatement of the reported financial results of the Company due to material noncompliance with financial reporting requirements, the Company will take all available steps to recover reasonably promptly the amount of all erroneously awarded incentive-based compensation received by an executive officer during the relevant recovery period.

A full copy of the Recovery of Erroneously Awarded Compensation Policy is included in our 2024 Annual Report. No clawback-related actions pursuant to the Recovery of Erroneously Awarded Compensation Policy were required in 2024.

Employment Agreements

The Company has not entered into any employment agreements with its executive officers.

Executive Compensation Tables

Michael J. Ferrantino, Jr. served as our principal executive officer ("PEO") from October 2022 until February 2025.

The individuals comprising the non-PEO Named Executive Officers ("NEOs") for each year presented are listed below:

2024	2023
Cameron Pforr	James W. Tivy
William A. Drafts	William A. Drafts
Linda M. Biles	Linda M. Biles
James W. Tivy

The lists above are as of December 31, 2024, the last day of the 2024 fiscal year, and December 31, 2023, the last day of the 2023 fiscal year, respectively. Effective February 17, 2025, Mr. Ferrantino resigned as Chief Executive Officer and Mr. Pforr was appointed Interim Chief Executive Officer, in addition to serving as Chief Financial Officer.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by the Company’s Named Executive Officers for the years ended December 31, 2024 and 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Michael J. Ferrantino, Jr. (3)	2024	225,000	150,000	—	1,300	376,300
Chief Executive Officer	2023	225,000	—	—	—	225,000
Cameron Pforr (4)	2024	59,769	—	914,200	—	973,969
Chief Financial Officer
William A. Drafts	2024	211,385	130,000	—	7,542	348,927
President	2023	197,323	50,000	101,700	—	349,023
Linda M. Biles (5)	2024	183,462	110,000	239,000	8,050	540,512
Executive Vice President - Finance	2023	143,374	50,000	101,700	—	295,074
Former Executive Officer
James W. Tivy (6)	2024	61,539	—	—	62,397	123,936
Former Chief Financial Officer	2023	200,000	—	—	—	200,000
(1)	Reflects the aggregate grant date fair value of stock awards or option awards granted in the applicable year, computed in accordance with ASC 718.
(2)

Reflects (i) employer contributions accrued or paid under the M-tron Industries, Inc. 401(k) Plan; (ii) cell phone allowance; (iii) paid-time off ("PTO") payout; and (iv) severance. The following table details the aggregate incremental cost to the Company received by each Named Executive Officer in 2024:

	Employer Contributions under 401(k) Plan ($)	Cell Phone Allowance ($)	Severance (a) ($)	PTO Payout	Other (b) ($)	Total ($)
Michael J. Ferrantino, Jr.	—	1,300	—	—	—	1,300
William A. Drafts	6,342	1,200	—	—	—	7,542
Linda M. Biles	5,504	1,200	—	—	1,346	8,050
Former Executive Officer
James W. Tivy	2,182	—	49,011	11,204	—	62,397

(a)	Amounts in this column reflect severance paid to Mr. Tivy in connection with the Separation Agreement and General Release between Mr. Tivy and the Company, dated April 16, 2024.
(b)	Amounts in this column reflect taxable fringe benefits for Ms. Biles ($1,346).

We maintain a policy of directors' and officers' liability insurance for the directors and officers. The premium for this policy for the policy year ended September 30, 2024 was approximately $169,000 and for the policy year ended September 30, 2025 is approximately $161,000.
(3)	Effective February 17, 2025, Mr. Ferrantino resigned as Chief Executive Officer.
(4)

Effective October 3, 2024, Mr. Pforr was appointed Chief Financial Officer. In connection with his appointment, Mr. Pforr was awarded 20,000 restricted shares of Mtron common stock with a grant date fair value of $45.71 and a three-year vesting period.

(5)

Effective April 16, 2024, Ms. Biles was appointed Executive Vice President - Finance. In connection with her appointment, Ms. Biles was awarded 10,000 restricted shares of Mtron common stock with a grant date fair value of $23.90 and a three-year vesting period.

(6)	Effective April 16, 2024, Mr. Tivy resigned as Chief Financial Officer.

Outstanding Equity Awards at Year-End

The following table sets forth the information with respect to outstanding equity awards held by our Named Executive Officers as of December 31, 2024:

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested (1) ($)
Cameron Pforr (2)	2024	20,000	$968,600
William A. Drafts (3)	2023	6,300	305,109
Linda M. Biles (4) (5)	2024	10,000	484,300
	2023	6,300	305,109
(1)	Market value is based on the closing price of our common stock on the NYSE American on December 31, 2024, the last trading day of 2024, of $48.43 per share.
(2)

On October 3, 2024, Mr. Pforr was awarded 20,000 restricted shares of Mtron common stock with a three-year vesting period, in which 6,666 shares vest in 2025, 6,668 shares vest in 2026, and 6,668 shares vest in 2027.

(3)

On August 9, 2023, Mr. Drafts was awarded 9,000 restricted shares of Mtron common stock with a three-year vesting period, in which 2,700 shares vested in 2024, 2,700 shares vest in 2025, and 3,60 shares vest in 2026. As of December 31, 2024, there are 6,300 unvested restricted shares.

(4)	On August 9, 2023, Ms. Biles was awarded 9,000 restricted shares of Mtron common stock with a three-year vesting period, in which 2,700 shares vested in 2024, 2,700 shares vest in 2025, and 3,60 shares vest in 2026. As of December 31, 2024, there are 6,300 unvested restricted shares.
(5)

Effective April 16, 2024, Ms. Biles was appointed Executive Vice President - Finance. In connection with her appointment, Ms. Biles was awarded 10,000 restricted shares of Mtron common stock with a three-year vesting period, in which 3,333 shares vest in 2025, 3,333 shares vest in 2026, and 3,334 shares vest in 2027.

Equity Compensation Plan Information

The following table provides information as of December 31, 2024 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans (including individual arrangements):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	98,014	$36.06	255,230
Equity compensation plans not approved by security holders	—	—	—
Total	98,014	$36.06	255,230
(1)

The 2022 Incentive Plan was approved prior to the Separation by our Board on August 19, 2022. 500,000 shares of common stock are authorized for issuance under the 2022 Incentive Plan. Options to purchase 98,014 shares of common stock issued under the 2022 Incentive Plan were outstanding as of December 31, 2024. Unvested restricted stock awards totaling 70,124 were outstanding as of December 31, 2024.

Pay Versus Performance

This disclosure has been prepared in accordance with Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K and does not necessarily reflect how the Compensation Committee evaluates compensation decisions when contemplating Company or individual performance. The Compensation Committee did not consider the pay versus performance disclosure in making its pay decisions for any of the years shown. For further information concerning the Company's pay-for-performance philosophy and how the Company aligns executive compensation with the Company's performance, refer to the Compensation Discussion and Analysis section above.

Pay versus Performance Table

The following table sets forth information concerning the compensation of our PEO and NEOs for each of the fiscal years ending December 31, 2024 and 2023:

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)	Average Compensation Actually Paid to Non-PEO NEOs (2) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5) ($)	Net Income ($ in 000s)
2024	376,300	376,300	496,836	564,062	370	7,636
2023	225,000	253,742	281,366	646,491	273	3,489
(1)

The amounts shown for Summary Compensation Table total for PEO are the amounts of total compensation reported for Mr. Ferrantino for each corresponding year in the "Total" column of the Summary Compensation Table. Refer to the Summary Compensation Table on page 19 above.

(2)

The amounts shown for Compensation Actually Paid do not reflect the actual amount of compensation earned or paid to our executive officers during the applicable fiscal year and it is reported solely pursuant to the new SEC rules. Additionally, it does not represent amounts that have actually been earned or realized, including with respect to certain equity awards for which performance conditions for these equity awards have not yet been realized.

(3)

The amounts shown for Average Summary Compensation Table Total for Non-PEO NEOs are the average amounts of total compensation reported for the Non-PEO NEOs for each corresponding year in the "Total" column of the Summary Compensation Table. Refer to the Summary Compensation Table on page 19 above.

(4)

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the "Stock Awards" column of the Summary Compensation Table. Refer to the Summary Compensation Table on page 19 above.

PEO	Summary Compensation Table Total ($)	Exclusion of Stock Awards ($)	Inclusion of Equity Values ($)	Compensation Actually Paid ($)
2024	376,300	—	—	376,300
2023	225,000	—	28,742	253,742

Non-PEO NEOs	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Inclusion of Equity Values for Non-PEO NEOs ($)	Compensation Actually Paid to Non-PEO NEOs ($)
2024	496,836	(288,300)	355,526	564,062
2023	281,366	(67,800)	432,925	646,491

The amounts in the Inclusion of Equity Values columns in the tables above are derived from the amounts set forth in the following tables:
PEO	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year ($)	Total - Inclusion of Equity Values ($)
2024	—	—	—	—	—	—
2023	—	—	—	28,742	—	28,742

Non-PEO NEOs	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	363,225	40,100	—	(47,799)	—	355,526
2023	214,200	172,130	—	46,595	—	432,925

(5)	The amounts shown for Value of Initial Fixed $100 Investment Based on Total Shareholder Return ("TSR") assumes $100 was invested for the period starting October 7, 2022 (the date of the Company's IPO) through the end of December 31, 2023 for 2023 and December 31, 2024 for 2024. Historical stock performance is not necessarily indicative of future stock performance.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

In accordance with SEC rules, the following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company's Net Income during the two most recently completed fiscal years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return

In accordance with SEC rules, the following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company's cumulative TSR during the two most recently completed fiscal years.

All information provided herein under the heading Pay Versus Performance will not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange act, whether made before or after the date hereof and regardless of any general incorporation language included in any such filing, except to the extent we specifically incorporate such information by reference.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the section entitled "Compensation Discussion and Analysis" required by Item 401(b) of Regulation S-K. Based on that review and discussion, the Compensation Committee recommended to the Board that the section entitled "Compensation Discussion and Analysis" be incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and included in this Proxy Statement.

Members of the Compensation Committee:
Bel Lazar, Chair
Robert V. LaPenta, Jr.
John S. Mega

AUDIT-RELATED MATTERS

Proposal 3	Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has sole authority to retain, with stockholder ratification, the Company's independent registered public accounting firm. The Audit Committee oversees the firm's work with respect to the annual audit of the Company's consolidated financial statements and approves all audit engagement fees and terms.

The Audit Committee has appointed PKF O'Connor Davies, LLP ("PKF") to audit the Company's consolidated financial statements for the year ending December 31, 2025 and to render other professional services as required. PKF has served as the Company's independent registered public accounting firm since 2022. The Audit Committee and the Board of Directors believe that continued retention of PKF as the independent registered public accounting firm is in the best interests of the Company and its stockholders. As such, the Audit Committee is submitting the appointment of PKF to stockholders for ratification. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.

Representatives of PKF are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.

Vote Required

Proposal 3 requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Because brokers have discretionary authority to vote on the ratification of the appointment of PKF, we do not expect any broker non-votes in connection with this proposal.

Board Recommendation	✔	The Board of Directors unanimously recommends that our stockholders vote FOR ratification of the appointment of PKF O'Connor Davies, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025.

Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees billed by the Company's independent registered public accounting firm, PKF, for audit services related to the most recent two fiscal years, and for other professional services incurred in the most recent two fiscal years, were as follows:

	2024
	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees	All Other Fees	Total
PKF O'Connor Davies, LLP	$193,682	$—	$—	$—	$193,682
Total	$193,682	$—	$—	$—	$193,682

	2023
	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees	All Other Fees	Total
PKF O'Connor Davies, LLP	$242,989	$—	$—	$—	$242,989
Total	$284,989	$42,000	$—	$—	$326,989
(1)

Audit Fees. Audit fees consisted of fees for the audit of Mtron's financial statements in the Company's annual report on Form 10-K and reviews of the Company's financial statements in the Company's quarterly reports on Form 10-Q.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee established policies and procedures under which all audit and non-audit services performed by the Company's independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee Charter provides that the Audit Committee shall pre-approve all audit and non-audit services provided by the independent registered public accounting firm and shall not engage the independent public accounting firm to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. If any services other than audit services are rendered by our independent registered public accounting firm, the Audit Committee determines whether such services are compatible with maintaining our independent registered public accounting firm's independence. For the years ended December 31, 2024 and 2023, all such services performed by, and fees paid to, PKF were approved in advance.

Report of the Audit Committee

The Audit Committee has:

•	Reviewed and discussed the consolidated financial statements for the year ended December 31, 2024 with both management and PKF O'Connor Davies, LLP;
•

Received from, and discussed with, the Company's independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") and the SEC; and

•

Received from the Company's independent registered public accounting firm a formal written statement required by PCAOB Rule 3536, Communications with Audit committees Concerning Independence, describing all relationships between the independent registered public accounting firm and the Company, including  the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence from the Company.

Based on the Audit Committee’s review of the representations and information provided by management and PKF, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Members of the Audit Committee:
Robert V. LaPenta, Jr., Chair
Bel Lazar
John S. Mega

STOCKHOLDER PROPOSALS

Stockholder Proposals to be Included in the Proxy Statement

To submit a stockholder proposal to be considered for inclusion in Mtron's proxy statement and form of proxy for the 2026 Annual Meeting of Stockholders ("2026 Annual Meeting") under Rule 14a-8 promulgated under the Exchange Act, you must send the proposal to our Corporate Secretary by certified mail return receipt requested to M-tron Industries, Inc., 2525 Shader Road, Orlando, Florida 32804, Attention: Corporate Secretary. The Corporate Secretary must receive the proposal in writing by December 31, 2025, and otherwise comply with all requirements of the SEC for stockholder proposals. The submission of a stockholder proposal does not guarantee that it will be included in the Company's proxy statement.

Under SEC rules, if we do not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s Proxy Statement, then the Company’s appointed proxy holders will be permitted to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. In connection with the 2026 Annual Meeting of Stockholders, if we do not have notice of a stockholder proposal on or before March 16, 2026, we will be permitted to use our discretionary voting authority as outlined above.

Stockholder Proposals Introduced at the 2026 Annual Meeting

To introduce a proposal for vote at the 2026 Annual Meeting (other than a stockholder proposal included in the proxy statement under Rule 14a-8), Mtron's Bylaws require that the stockholder's written notice has been delivered, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary at our principal executive officers (see page 33 for contact information) no later than the close of business on the 90th day, which is March 12, 2026, nor earlier than the close of business on the 120th day, which is February 10, 2026 , prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. In no event must the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

Director Nominations at the 2026 Annual Meeting

Our Bylaws establish procedures for stockholder nominations for elections of directors and bringing other business before any annual meeting or special meeting of stockholders. Any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at or properly bring other business before a meeting only if written notice of such stockholder’s intent has been delivered, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary at our principal executive offices not later than the close of business on the 90th day, which is March 12, 2026, nor earlier than the close of business on the 120th day, which is February 10, 2026, prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. In no event must the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

The stockholder’s notice must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the annual meeting, the text of the proposal or business and a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made and any other person or persons (including their names) in connection with the nomination or proposal of such business by such stockholder, (iv) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to nominate the persons named in the notice or bring such business before the annual meeting, and (v) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Notwithstanding anything in the previous paragraph, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 90 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by our Bylaws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director. The Board or chairman of the annual meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, in which event, the officer will announce that determination to the annual meeting and the defective nomination will be disregarded.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees in connection with our 2026 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 calendar days prior to the anniversary of the previous year's annual meeting date. For the 2026 Annual Meeting, that deadline is April 11, 2026.

ADDITIONAL INFORMATION

Transactions with Related Persons, Promoters and Certain Control Persons

All transactions between us and any of our officers, directors, director nominees, principal stockholders or their immediate family members are to be approved by the Audit Committee and are to be on terms no less favorable to us than we could obtain from unaffiliated third parties. Such policy and procedures are set forth in the Company’s Related Person Transaction Policy.

Investment Activity with GAMCO Investors, Inc.

Certain balances are held and invested in U.S. Treasury funds managed or advised by GAMCO Investors, Inc. or one of its subsidiaries (collectively, "GAMCO" or the "Fund Manager"), which is related to the Company through certain of our shareholders. As of December 31, 2024 and 2023, the balance managed by the Fund Manager totaled $10.4 million and $2.8 million, respectively. For the year ended December 31, 2024 and 2023, the Company paid the Fund Manager a fund management fee of approximately 8 basis points annually of the asset balances under management. The fund management fees are not paid directly by the Company and are deducted prior to the fund striking its net asset value.

Transactions with The LGL Group, Inc.

On October 7, 2022, the separation of the Mtron business from The LGL Group, Inc. ("LGL Group") was completed (the "Separation") and the Company became an independent, publicly traded company trading on the NYSE American under the stock symbol "MPTI." The Separation was completed through LGL Group's distribution (the "Distribution") of 100% of the shares of the Company's common stock to holders of LGL Group's common stock as of the close of business on September 30, 2022, the record date for the Distribution.

In connection with the Separation of Mtron from LGL Group, the Company entered into several agreements with LGL Group that, among other things, effected the Separation and govern the relationship of the parties following the Separation, including a Separation and Distribution Agreement, a Tax Indemnity and Sharing Agreement, and a Transitional Administrative and Management Services Agreement. These agreements are summarized below. Additional information about the terms of these agreements can be found in our Current Report on Form 8-K filed with SEC on August 19, 2022. The following summaries are not complete and are qualified in their entirety by reference to the full text of the agreements, which are filed as exhibits to our Form 8-K filed on August 19, 2022.

Transitional Administrative and Management Services Agreement

Mtron and LGL Group entered into an Amended and Restated Transitional Administrative and Management Services Agreement, which sets out the terms for services to be provided by the two companies post-Separation. The current terms result in a net payment of $4,000 per month from LGL Group to Mtron.

Tax Indemnity and Sharing Agreement

Mtron and LGL Group entered into a Tax Indemnity and Sharing Agreement, which sets out the terms for which party would be responsible for taxes imposed on LGL Group if the Distribution, together with certain related transactions, were to fail to qualify as a tax-free transaction under Internal Revenue Code Sections 355 and 368(a)(1)(D) if such failure were the result of actions taken after the Distribution by Mtron or LGL Group.

Other

Mtron and LGL Group agreed to share the salaries and benefits related to certain employees incurred by LGL Group. For the year ended December 31, 2024, the Company reimbursed LGL Group $105,000 of the salaries and benefits of certain employees, which represents 50% of those costs and were recorded in Engineering, selling and administrative on the Condensed Consolidated Statements of Operations.

Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of our common stock beneficially owned on April 15, 2025, by:

•	Each person who is known to us to beneficially own more than 5% of our common stock;
•	Each of our directors, nominees and named executive officers; and
•	All of our directors and executive officers, as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or investment power, which includes the power to dispose of or to direct the disposition of a security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

Except as otherwise set forth below, the address of each of the persons listed below is: M-tron Industries, Inc., 2525 Shader Road, Orlando, Florida 32804.

	Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Shares		%
5% Stockholders:
Mario J. Gabelli	223,500	(2)	7.7
Directors and Named Executive Officers:
Marc Gabelli	110,643	(3)	3.8
Linda M. Biles	27,960		*
Cameron Pforr	20,000	(4)	*
William A. Drafts	10,008		*
Hendi Susanto	6,495		*
Bel Lazar	5,603		*
John S. Mega	5,344		*
Robert V. LaPenta, Jr.	4,711		*
David M. Goldman	2,032		*
Ivan Arteaga	766		*
All executive officers and directors as a group (10 persons)	193,562		6.6
*	Less than 1% of outstanding shares
(1)

The applicable percentage of ownership for each beneficial owner is based on 2,915,189 shares of common stock outstanding as of April 15, 2025. Shares of common stock issuable upon exercise of options, warrants or other rights beneficially owned that are exercisable within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding such securities and rights and all executive officers and directors as a group.

(2)

Includes (i) 64,500 shares of common stock owned directly by Mario J. Gabelli; and (ii) 159,000 shares owned by GGCP, Inc., of which Mario J. Gabelli is the chief executive officer, a director and controlling shareholder. Mario J. Gabelli disclaims beneficial ownership of the shares owned by GGCP, Inc., except to the extent of his pecuniary interest therein. Mario J. Gabelli's business address is One Corporate Center, Rye, New York 10580. This disclosure is based solely on information in Schedule 13D/A filed by Mario J. Gabelli with the SEC on December 16, 2024.

(3)

Includes (i) 42,322 shares of common stock owned directly by Marc Gabelli; and (ii) 68,321 shares held by Venator Merchant Fund, L.P. ("Venator Fund"). Venator Global, LLC ("Venator Global"), which is the sole general partner of Venator Fund, may be deemed to beneficially own the securities owned by Venator Fund. Marc Gabelli, who is the President and Sole Member of Venator Global, may be deemed to beneficially own the securities owned by Venator Fund. Marc Gabelli disclaims beneficial ownership of the securities owned by Venator Fund, except to the extent of his pecuniary interest therein.

(4)	Effective October 3, 2024, Mr. Pforr was appointed Chief Financial Officer. Includes 20,000 shares of unvested restricted common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the forms filed with the SEC and written representations from the directors and executive officers, we believe that all reports required under Section 16(a) were timely filed during the fiscal year ended December 31, 2024, except as follows:

•

On April 4, 2025, a Form 3 for Mr. Pforr, required in connection with his appointment as Chief Financial Officer on October 3, 2024, was filed late due to an administrative delay resulting from the temporary unavailability of EDGAR filing credentials (CIK Confirmation Code).

•	On April 4, 2025, a Form 4 for Mr. Pforr reporting a grant of 20,000 restricted shares on October 3, 2024 was filed late for the same reason as above.

All filing were made promptly upon resolution of the access issue.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Why did I receive this Proxy Statement?

The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder at the close of business on April 15, 2025, the record date for the Annual Meeting, and are entitled to vote at the Annual Meeting. This Proxy Statement provides important information regarding the matters to be acted on at the Annual Meeting and is designed to assist you in voting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using any of the methods discussed below under the question "How do I vote?".

What is a proxy?

A proxy is a person who votes the shares of stock of another person. The term "proxy" also refers to the proxy card. When you return the enclosed proxy card or authorize your proxy by telephone or over the Internet, you are giving your permission to either our Chief Executive Officer or our Executive Vice President - Finance to vote your shares of common stock at the Annual Meeting as you instruct. The proxies will not vote your shares of common stock if you do not return the enclosed proxy card or authorize your proxy by telephone or over the Internet. This is why it is important for you to return the proxy card to us or authorize your proxy by telephone or over the Internet as soon as possible, whether or not you plan on attending the Annual Meeting in person.

Who can vote at the Annual Meeting?

Only common stockholders of record at the close of business on April 15, 2025 will be entitled to vote at the Annual Meeting. On the record date, there were 2,915,189 shares of common stock outstanding and entitled to vote.

Who is paying for this proxy solicitation?

The Company will pay the expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, Proxy Statement and proxy. In addition to the solicitation of proxies by mail, the Company’s directors, officers or employees, without additional compensation, may make solicitations personally and by telephone. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board and its committees, the compensation of directors and certain executive officers, and certain other required information.

What is householding?

We have adopted a procedure permitted by SEC rules that is commonly referred to as "householding." Under this procedure, a single proxy statement and annual report are delivered to multiple stockholders sharing an address unless we receive contrary instructions from any stockholder at that address. We will continue to send a separate proxy card to each stockholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information stockholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are Company stockholders will be "householding" our proxy materials and annual reports as well.

If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Proxy Statement and annual report, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your Company shares through a broker, or notify us directly if you are a stockholder of record by contacting us at:

M-tron Industries, Inc.
2525 Shader Road
Orlando, Florida 32804
Attention: Corporate Secretary

(407) 298-2000

We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

How may I obtain an additional set of proxy materials?

All stockholders may write to us at the following address to request an additional copy of these materials:

M-tron Industries, Inc.
2525 Shader Road
Orlando, Florida 32804
Attention: Corporate Secretary

Additionally, stockholders may access this Proxy Statement, our form of proxy card, and our 2024 Annual Report on our website at ir.mtron.com/financials/proxy.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the "stockholder of record." If you are a stockholder of record, this Proxy Statement, our form of proxy card, and our 2024 Annual Report have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. If you own shares held in street name, this Proxy Statement and our 2024 Form 10-K have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet, if the broker, bank or nominee offers these alternatives. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

What am I voting on at the Annual Meeting?

You are voting on the following proposals:

1.	To elect seven (7) Director Nominees to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualify;
2.	To vote on a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers;
3.	To ratify the appointment of PKF O'Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board recommends a vote "FOR" the election of each of its nominees for directors; "FOR" the approval of a non-binding advisory resolution approving the compensation of our Named Executive Officers; and "FOR" the ratification of the appointment of PKF as our independent registered public accounting firm for the year ending December 31, 2025.

How do I vote?

You may vote using any of the following methods:

•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.
•

By telephone or the Internet. If you own shares held in street name, you will receive voting instructions from your bank, broker, or other nominee. Stockholders of record will be able to vote on the Internet using the instructions on their proxy card.

•

In person at the Annual Meeting. All stockholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you own shares held in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting.

Shares held in your name as the stockholder of record may be voted at the Annual Meeting. To participate in the Annual Meeting, you will need the 16‐digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Sending a written notice of revocation to the attention of our Corporate Secretary at the address listed on page 33 under the question "Who can help answer my question";
•	Submitting a new, proper proxy dated later than the date of the revoked proxy; or
•	Attending the Annual Meeting and voting in person.

What if I return a signed proxy card, but do not indicate a vote for some of the matters listed on the proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows: "FOR" the election of each of its nominees for directors; "FOR" the approval of a non-binding advisory resolution approving the compensation of our Named Executive Officers; and "FOR" the ratification of the appointment of PKF as our independent registered public accounting firm for the year ending December 31, 2025. With respect to any other proposals to be voted upon, your shares will be voted in the discretion of the persons named as proxy holders, Cameron Pforr and Linda Biles.

Can my broker vote my shares for me without my instructions?

Brokers may not use discretionary authority to vote shares on the election of directors, or the approval of a non-binding advisory resolution approving the compensation of our named executive officers for the year ended December 31, 2024; however, if they have not received instructions from their clients, they may vote either for or against the ratification of auditors. Please provide voting instructions on these proposals to your broker so your vote can be counted.

Can my shares be voted if I do not return my proxy card or voting instruction card and do not attend the Annual Meeting?

If you do not vote your shares held of record (registered directly in your name, not in the name of a bank or broker), your shares will not be voted.

If you do not vote your shares held in street name with a broker, your broker will not be authorized to vote on most items being put to a vote, including the election of directors, or the approval of a non-binding advisory resolution approving the compensation of our Named Executive Officers. If your broker is not able to vote your shares, they will constitute "broker non-votes," which are counted for the purpose of determining the presence of a quorum, but otherwise do not affect the outcome of any matter being voted on at the Annual Meeting.

What are the voting requirements with respect to each of the proposals?

In the election of directors, each director receiving a plurality of the affirmative ("FOR") votes cast will be elected. This means that the Director Nominees receiving the largest number of votes cast will be elected up to the maximum number of directors elected at the Annual Meeting. You may withhold votes from any or all Director Nominees. All other proposals require the affirmative ("FOR") votes of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Thus, abstentions will not affect the outcome of the votes on these proposals.

If you own shares held in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to be voted on that proposal. Thus, the "broker non-vote" will have no effect on any matter being voted on at this Annual Meeting, assuming that a quorum is present.

How many votes do I have?

You are entitled to one vote for each share of common stock that you held as of the record date. As of April 15, 2025, the record date, there were 2,915,189 shares of common stock outstanding.

Is cumulative voting permitted for the election of directors?

We do not use cumulative voting for the election of directors.

What happens if a Director Nominee does not stand for election?

If for any reason any Director Nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for a substitute nominee in place of the nominee who does not stand. We have no reason to expect that any of the Director Nominees will not stand for election.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Cameron Pforr and Linda Biles, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

There must be a quorum present in order for business to be conducted at the Annual Meeting. A quorum will be present if at least a majority of the outstanding shares of our common stock entitled to vote, or 1,457,595 shares, is represented at the Annual Meeting, either in person or by proxy. Both abstentions and broker non-votes (described above) are counted for the purpose of determining the presence of a quorum.

How can I attend the Annual Meeting?

The Annual Meeting will be held in person at the Harvard Club, located at 35 West 44th Street, New York, New York 10036, on Tuesday, June 10, 2025, at 10:00 a.m. ET.

You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on April 15, 2025, the record date, or if you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your admission to the Annual Meeting. If you are not a stockholder of record, but hold shares through a broker, bank or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 15, 2025, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m. ET. Please allow time for the check-in procedures. If you plan to attend the Annual Meeting in person, please check the Investor Relations page of the Mtron website at ir.mtron.com for instructions on attending.

What is the deadline for voting my shares?

If you hold shares as the stockholder of record, your vote by proxy must be received by 11:59 p.m. on June 9, 2025 (the night before the Annual Meeting). If you hold shares beneficially in street name, please follow the voting instructions provided by your broker, bank or nominee. You may vote these shares at the Annual Meeting only if you provide a legal proxy obtained from your broker, bank or nominee.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

How are votes counted?

For the election of directors, you may vote "FOR" all or some of the Director Nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you elect to "ABSTAIN," the abstention will be counted for the purpose of establishing a quorum, but otherwise will have no effect on the outcome of the vote on the matter.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

How can I obtain the Company’s corporate governance information?

The following information is available in print to any stockholder who requests it and is also available on the Investor Relations - Governance portion of the Company’s website, ir.mtron.com/governance/governance-documents:

•	Corporate Governance Guidelines
•	Our Related Person Transaction Policy
•	Our Code of Conduct and Ethics policy
•	The charters of the following committees of the Board: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Nominating Committee
•	Our Conflict Minerals Report

The information contained on this website is not part of, or incorporated by reference in, this Proxy Statement.

How may I obtain the Company's 2024 Form 10-K and other financial information?

A copy of our 2024 Form 10-K is enclosed with this Proxy Statement.

Stockholders may request another free copy of our 2024 Form 10-K and other financial information by contacting us at:

M-tron Industries, Inc.
2525 Shader Road
Orlando, Florida 32804
Attention: Corporate Secretary

Alternatively, current and prospective investors can access our 2024 Form 10-K at ir.mtron.com/financials/annual-reports-and-proxies.

We will also furnish any exhibit to our 2024 Form 10-K if specifically requested. Our SEC filings, including exhibits, are also available free of charge at the SEC’s website, www.sec.gov, and on our website ir.mtron.com/financials/sec-filings.

What if I have questions for the Company’s transfer agent?

Please contact our transfer agent, Computershare Trust Company, N.A., at the telephone number or address listed below with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account:

Regular delivery:	P.O. Box 43078
Providence, RI 02940-3078

Overnight:	150 Royall Street, Suite 101
Canton, MA 02021

Toll Free Number:	(877) 868-8027
TDD Hearing Impaired:	(800) 952-9245
Foreign Stockholders:	(201) 680-6578
TDD Foreign Stockholders:	(781) 575-4592

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact us at:

M-tron Industries, Inc.
2525 Shader Road
Orlando, Florida 32804
Attention: Corporate Secretary

M-TRON INDUSTRIES, INC.
2525 SHADER ROAD
ORLANDO, FL 32804

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72409-P32513 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

M-TRON INDUSTRIES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect seven (7) directors to serve until the 2026 annual meeting of stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Bel Lazar
02) Marc Gabelli
03) Hendi Susanto
04) Robert LaPenta
05) John Mega
06) David Goldman
07) Ivan Arteaga

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V72410-P32513

M-TRON INDUSTRIES, INC.
Annual Meeting of Stockholders
June 10, 2025 10:00 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Cameron Pforr and Linda Biles, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of M-tron Industries, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM ET on June 10, 2025, at the Harvard Club, located at 35 West 44th Street, New York, NY 10036, and any adjournment or postponement thereof.

Shares represented by this Proxy will be voted in accordance with the instructions provided by the stockholder. If no such instructions are provided, the Proxies will have authority to vote "FOR" all Director Nominees and "FOR" Proposals 2 and 3 and otherwise as determined in their discretion. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side